Exhibit 5.1

Tornier N.V. Prins Berhardplein 200 1097 JB Amsterdam The Nertherlands	Stibbe N.V. Advocaten en notarissen Strawinskylaan 2001 P.O. Box 75640 1070 AP Amsterdam The Netherlands T +31 20 546 0 606 F +31 20 546 0 123 www.stibbe.com Date 19 December 2014
Registration Statement on Form S-4 of Tornier N.V.

Ladies and Gentlemen,

(1)	We have acted as counsel with respect to matters of Netherlands law to Tornier N.V. (the “Company”) in connection with the filing by the Company under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission. The registration statement relates to the registration of ordinary shares in the capital of the Company, nominal value EUR 0.03 each, to be issued pursuant to the agreement and plan of merger dated 27 October 2014 by and among the Company, Trooper Holdings Inc. (“Holdco”), Trooper Merger Sub Inc. and Wright Medical Group, Inc. (the “Merger Agreement”, and capitalised terms further used in this opinion shall have the meanings ascribed to them in the Merger Agreement, unless otherwise defined in this opinion).

Under the terms of the Merger Agreement, inter alia:

(a)	Holdco shall issue on the Closing Date (i) the Holdco Note and (ii) the Holdco Shares to the Escrow and Exchange Agent;

(b)	the Company shall issue such number of ordinary shares in its capital to the Escrow and Exchange Agent as will be required to be issued as Merger Consideration (the “Shares”); and

(c)	the Escrow and Exchange Agent shall contribute the Holdco Note and Holdco Shares issued to the Escrow and Exchange Agent to the Company as a contribution in kind (inbreng op aandelen anders dan in geld) (the “Contribution”) to pay up the Shares.

This opinion is furnished to the Company in order to be filed as Exhibit 5.1 to the Registration Statement.

(2)	For the purpose of this opinion, we have examined and exclusively relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

The practice is conducted by Stibbe N.V. (registered with the Trade Register of the Chamber of Commerce under number 34198700). The general conditions of Stibbe N.V. are applicable and include a clause on limitation of liability. The general conditions have been deposited with the Amsterdam District Court and are available on request and free of charge. They can also be found at www.stibbe.com.

(a)	the Registration Statement;

(b)	the Merger Agreement;

(c)	the deed of incorporation of the Company dated 23 June 2006 and its articles of association (statuten) as amended on 28 June 2013, which according to the Extract referred to below are the articles of association of the Company as currently in force;

(d)	the draft deed of amendment to the articles of association of the Company proposed to be in effect as of the Closing Date (the “Deed of Amendment”);

(e)	an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Company dated the date hereof (the “Extract”);

(f)	the minutes of the general meeting of shareholders of the Company held on 26 June 2014 reflecting resolutions, inter alia, on the renewal of the authorisation of the managing board of the Company to issue shares or grant rights to subscribe for shares in the capital of the Company;

(g)	an extract of the minutes of a meeting of the managing board of the Company held on 26 October 2014 authorising, inter alia, the execution by the Company of the Merger Agreement and the performance of its obligations thereunder;

(h)	draft written resolutions of the managing board of the Company to be adopted prior to the Closing Date authorising, inter alia, the issue of the Shares (the “Board Resolution”);

(i)	a draft description of the Contribution as referred to in section 2:94b of the Dutch Civil Code to be drawn up and signed by all members of the managing board of the Company prior to the Closing Date (the “Description”);

(j)	a draft form of statement as referred to in section 2:94b paragraph 2 of the Dutch Civil Code with respect to the Contribution to be issued by the independent accountants appointed by the Company (the “Auditor’s Opinion”); and

(k)	a Company certificate dated the date hereof (the “Certificate”).

The resolutions listed in paragraphs (2)(f) and (2)(g) are hereinafter collectively also referred to as the “Adopted Resolutions”.

(3)	In rendering this opinion we have assumed:

(a)	the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as copies of

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drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means and that all documents were at their date, and have through the date hereof remained, accurate and in full force and effect without modification;

(b)	that the Merger Agreement constitutes legal, valid and binding obligations of the parties thereto and is enforceable in accordance with its terms under all applicable laws;

(c)	that the information set forth in the certificate and the Extract is complete and accurate on the date hereof and that the information set forth in the Extract is consistent with the information contained in the files kept by the Trade Register with respect to the Company;

(d)	that the Adopted Resolutions have not been annulled, revoked or rescinded and are in full force and effect as at the date hereof;

(e)	that prior to or on the Closing Date, as applicable,

(i)	the Board Resolution will have been duly adopted and executed and will not have been annulled, revoked or rescinded;

(ii)	the Deed of Amendment will have been duly executed;

(iii)	the Description shall have been drawn up and signed by all members of managing board of the Company;

(iv)	the Auditor’s Opinion will have been duly issued and will not have been annulled, revoked or rescinded,

in each case substantially in the form of the drafts and forms referred to in paragraphs (2)(d) and (2)(h) - (j) (inclusive); and

(f)	that at the time of the issuance of the Shares in accordance with the Board Resolution, the Contribution has been validly transferred to the Company.

(4)	We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the laws of the Netherlands as they presently stand and as they are interpreted in case law of the courts of the Netherlands and in administrative guidance of the relevant authorities of the Netherlands, in each case published in printed form as at the date of this opinion. We do not express any opinion with respect to (i) any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any EC law provisions having direct effect, (ii) matters of competition law, and (iii) matters of taxation.

(5)	Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, we are as at the date hereof of the following opinion:

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(a)	the Company has been duly incorporated and is validly existing under the laws of the Netherlands as a public limited company (naamloze vennootschap); and

(b)	the Shares, when issued pursuant to and in accordance with the terms of the Board Resolution and the Merger Agreement, will be validly issued, fully paid and non-assessable.

(6)	This opinion is subject to the following qualifications:

(a)	we express no opinion as to the accuracy of any representations given by the Company or any other party (express or implied) under or by virtue of any of the Merger Agreement or the Registration Statement save in so far as the matters represented are the subject matter of the specific opinions set forth above; and

(b)	the term “non-assessable” has no equivalent legal term under Netherlands law and for the purpose of this opinion means that a holder of a Share will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Share.

(7)	In this opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by Netherlands law and will be brought exclusively before a court of the Netherlands.

(8)	We assume no obligation to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date hereof which may affect this opinion in any respect. This opinion is addressed to you and given for the sole purpose of the registration of the Shares with the United States Securities and Exchange Commission. We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters’’ in the Registration Statement. In giving such consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

Yours faithfully,

Stibbe N.V.

/s/ Paul Quist	/s/ Fons Leijten

Paul Quist	Fons Leijten

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